Exhibit 10.16

SECOND AMENDMENT TO THE
TRIMAS CORPORATION
2002 LONG TERM EQUITY INCENTIVE PLAN

Pursuant to Section 7(d) of the TriMas Corporation 2002 Long Term Equity Incentive Plan (the “2002 Equity Plan”) and resolutions adopted by the Board of Directors of TriMas Corporation (the “Corporation”) on May 3, 2007, the 2002 Equity Plan is hereby amended as set forth below.

Effective as of the last business day immediately preceding the effective date of the Corporation’s Registration Statement under the Securities Act of 1933, as amended, Section 2(m) of the Plan is amended and restated in its entirety to read as follows:

2.             Definitions.

(m)          “Fair Market Value” unless defined otherwise in the Plan, means, as of any determination date, the value of a share of Common Stock, calculated as follows:

               (i)            If the Common Stock is listed on any established Stock Exchange or a national market system, without limitation, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

               (ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock for the date of determination.

               (iii)          In the absence of an established market for the Common Stock, the Fair Market Value for the determination date shall be calculated in good faith by the Committee.

This Second Amendment to the TriMas Corporation 2002 Long Term Equity Incentive Plan is hereby adopted on the 3rd day of May, 2007.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Its:	Secretary and General Counsel